UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
□	Preliminary information statement
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☒	Definitive information statement

ALTO GROUP HOLDINGS, INC.
[Missing Graphic Reference]
(Name of Registrant as Specified in Its Charter)

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ALTO GROUP HOLDINGS, INC.
245 Park Avenue, Suite 2431
New York, NY 10167

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Alto Group Holdings, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Articles of Incorporation (“Restatement”) to increase the number of authorized shares of our common stock.  The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A Preferred Stock, and Series B Preferred Stock, as well as our board of directors, by written consent on May 17, 2011. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof.  We have attached a copy of the Restatement to this Information Statement for your reference.

The Restatement was effected as of May 17, 2011 but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Restatement will be on or about June 6, 2011.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Restatement.  The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on May 17, 2011 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	349,013,332 shares of common stock;

(ii)	14,000,000 shares of Series A Preferred Stock which are convertible into 56,000,000 shares of common stock and entitled to vote on an as-converted basis with holders of common stock; and

(iii)
100,000 shares of Series B Preferred Stock which are not convertible into common stock but collectively hold 2,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

The transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement.  The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in its entirety to increase in the number of authorized shares of common stock of the Company.  The Restatement will be identical to our existing Articles of Incorporation except that our authorized shares of common stock will be increased from 350,000,000 shares to 750,000,000 shares.  We will not be increasing the number of authorized shares of our Preferred Stock, which is currently limited to 100,000,000 shares, and we will not be changing the par value of our common or preferred stock, which is currently $0.00001 per share.

These changes to our Articles of Incorporation will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 750,000,000 shares of common stock for consideration deemed adequate in exchange for such shares.  We have attached a copy of the Restatement to this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 16, 2011 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Please read the footnotes to the table carefully, as the numbers and percentages calculated therein take into account certain Series B Preferred Shares which, while not convertible into common stock, collectively carry 2,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

	(including Series B Preferred Voting Rights)		(excluding Series B Preferred Voting Rights)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class(3)	Number of Shares Beneficially Owned(4)	Percent of Class(5)
Mark Klok(6)	2,066,000,000	85.90%	66,000,000	16.30%
Chene Gardner(7)	3,333,333	*	3,333,333	*
Robert Howie(8)	13,333,333	*	13,333,333	3.71%
Lee Rice(9)	3,333,333	*	3,333,333	*
Opiuchus Holdings, Inc.(10)	2,056,000,000	85.49%	56,000,000	13.83%
All officers and directors as a group (4 persons)	2,075,999,999	86.68%	75,999,999	18.76%

*   Indicates ownership of less than one percent (1%).

(1) The address of each beneficial owner is c/o Alto Group Holdings, Inc., 245 Park Avenue, Suite 2431, New York, NY 10167.

(2) With respect to determining voting rights of each shareholder above and including voting rights of Series B Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days; and (iii) all other instruments deemed beneficially held by the shareholder (such as Series B Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote.

(3) With respect to calculating percentage of beneficial ownership and including voting rights of Series B Preferred Shares which are issued and outstanding, the calculation is based upon 349,013,332 shares of common stock outstanding as of May 16, 2011, and: (i) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days, and (ii) all other instruments deemed beneficially held by the shareholder (such as Series B Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote.  The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, has exercised all applicable voting rights, and that no other shareholder has exercised such rights.  Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4) With respect to determining beneficial ownership of each shareholder above and excluding voting rights of Series B Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; and (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days.

(5) With respect to calculating percentage of beneficial ownership and excluding voting rights of Series B Preferred Shares which are issued and outstanding, the calculation is based upon 349,013,332 shares of common stock outstanding as of May 16, 2011, and shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days.  The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.  Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(6) Chief Executive Officer of the Company.

(i)
With respect to beneficial ownership that includes voting rights of Series B Preferred Shares, includes 10,000,000 shares of common stock held by Mexican Hunter S.A. de C.V, a corporation in which Mr. Klok serves as a principal.  Also includes 14,000,000 shares of Series A Preferred Stock held by Opiuchus Holdings, Inc. that are convertible into 56,000,000 shares of common stock and 100,000 shares of Series B Preferred Stock held by Opiuchus Holdings, Inc. that are not convertible into common stock, but collectively hold 2,000,000,000 voting rights and are entitled to vote together with holders of common stock on all matters upon which common stockholders may vote.  Opiuchus Holdings, Inc. is a corporation owned and controlled by Mr. Klok.

(ii)
With respect to beneficial ownership that excludes voting rights of Series B Preferred Shares, includes 10,000,000 shares of common stock held by Mexican Hunter S.A. de C.V, a corporation in which Mr. Klok serves as a principal.  Also includes 14,000,000 shares of Series A Preferred Stock held by Opiuchus Holdings, Inc. that are convertible into 56,000,000 shares of common stock.  Opiuchus Holdings, Inc. is a corporation owned and controlled by Mr. Klok.

(7) Chief Financial Officer of the Company.  Includes 3,333,333 shares of common stock held directly by Mr. Gardner.

(8) Chief Operating Officer and Director of the Company.  Includes 3,333,333 shares of Common Stock held directly by Mr. Howie.  Also includes 10,000,000 shares of Common Stock held by Mexican Hunter S.A. de C.V., a corporation in which Mr. Howie serves as a principal.

(9) Member of the Board of Directors.  Includes 3,333,333 shares of Common Stock held by directly by Mr. Rice.

(10) Principal Shareholder of the Company.

(i)
With respect to beneficial ownership that includes voting rights of Series B Preferred Shares, includes 14,000,000 shares of Series A Preferred Stock held directly that are convertible into 56,000,000 shares of common stock and 100,000 shares of Series B Preferred Stock held directly that are not convertible into common stock, but collectively hold 2,000,000,000 voting rights and are entitled to vote together with holders of common stock on all matters upon which common stockholders may vote.

(ii)
With respect to beneficial ownership that excludes voting rights of Series B Preferred Shares, includes 14,000,000 shares of Series A Preferred Stock held directly that are convertible into 56,000,000 shares of common stock.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee.  No director has informed us that he intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934.  You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 245 Park Avenue, Suite 2431, New York, NY 10167, or by calling us at (212) 803-8187 .  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark D. Klok
Mark D. Klok
Chief Executive Officer
May 17, 2011